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                                                                    EXHIBIT 3.13


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SCOVILL HOLDINGS INC.

          Scovill Holdings Inc. (the "Corporation"), a corporation organized
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under the General Corporation law of the State of Delaware (the "DGCL"), does
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hereby certify:

          FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and calling for the submission of the proposed amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     "RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation be, and hereby is, amended to read in its entirety as follows:

                                   ARTICLE IV

                                 CAPITAL STOCK

               The total number of shares of capital stock which the Corporation shall have the authority to issue, from time to time, is (i) 15,000,000 shares of Common Stock, par value $.0001 per share (the "Common Stock") and
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     (ii) 1,000,000 shares of Preferred Stock, par value $.0001 per share (the
     "Preferred Stock").
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               Effective as of the date of filing of this Certificate of
     Amendment of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the "Conversion Date"), each
                                                       ---------------
     outstanding share of Series B Preferred Stock ("Series B") is converted,
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     without any other action being required on the part of the holder thereof, into one share of Common Stock; and any certificate representing a share or shares of Series B shall as of the Conversion Date represent only the right to receive the same number of shares of Common Stock. Series B is hereby canceled and references thereto are hereby eliminated from this Certificate of Incorporation.
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               Each share of Common Stock shall be entitled to one vote.  So long as any Common Stock is outstanding, and except as otherwise expressly provided elsewhere herein, each share of Common Stock shall entitle the holder thereof to one vote on all matters to be voted upon at any meeting of the stockholders of the Corporation.

               Shares of Common Stock issued pursuant to the Stock Agreement dated August 25, 1999 among the Corporation and Mehdi Ali, James Laird and Mehdi Ali, Jr. shall be subject to the provisions contained therein.

               The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the "Board") is
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     expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, for such consideration (not less than its par value) and with such designations, powers, preferences and relative, participating, optional or special rights, and such qualifications, limitations or restrictions, as shall be determined by the Board and fixed by resolution or resolutions adopted by the Board providing for the number of shares in each series.

               The rights of holders of shares of capital stock to take any action as provided in this Article IV may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as provided in the By-laws or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation took action by executing a written consent in lieu of a special meeting in accordance with Section 228 of the DGCL pursuant to which the necessary number of shares was voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

          IN WITNESS THEREOF, the Corporation has caused this Certificate to be signed by William F. Andrews, its Chairman, this 10th day of September, 1999.

                              By: /s/ William F. Andrews
                                  ----------------------
                                  William F. Andrews
                                  Chairman

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